Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com

Lantheus Announces Promotion of Paul Blanchfield to Chief Operating Officer

Dottie Barr Promoted to Senior Vice President, Manufacturing and Technical Operations

NORTH BILLERICA, MA, June 15, 2022—Lantheus Holdings, Inc. (“the Company”) (NASDAQ: LNTH), today announced two key management promotions. Paul Blanchfield has been promoted to Chief Operating Officer (COO) and will continue to report to Mary Anne Heino, President and CEO. In addition, Dottie Barr has been promoted to Senior Vice President, Manufacturing and Technical Operations (SVP, Mfg & Tech Ops) and will report to Paul Blanchfield. Both promotions are effective immediately.

“We are confident that elevating Paul and Dottie to these roles will maximize their talents and enable us to continue to execute on our strategic purpose to Find, Fight, and Follow disease to deliver better patient outcomes,” commented Mary Anne Heino, Lantheus President and CEO. “With their expertise in commercial excellence and complex manufacturing and supply chains, both Paul and Dottie have been instrumental in the stellar performance of our business to date. They have consistently demonstrated exemplary leadership and results-driven and long-term strategic thinking, while always putting patients first.”

Mr. Blanchfield joined Lantheus as Chief Commercial Officer in January 2020. Together with his team, he successfully launched the Company’s PSMA PET imaging agent for prostate cancer; continued to grow the Company’s microbubble franchise; and led the commercial team through the changing COVID-19 environment. In his new role, Mr. Blanchfield will have responsibility for Commercial, Manufacturing and Technical Operations, Quality, and Corporate Communications. Prior to Lantheus, he worked at Takeda Pharmaceutical Co. where he served as the Head of the U.S. Immunology Business Unit and managed a multi-billion-dollar P&L covering multiple rare disease products. Prior to Takeda, Mr. Blanchfield worked at Shire Plc for almost six years across several different roles, including as the Head of U.S. Immunology, General Manager of Nordic-Baltics, Head of Corporate Strategy, and Chief of Staff to the CEO. Mr. Blanchfield started his career at McKinsey & Company, where he focused on health care, marketing, and sales. He earned an MBA/MA in Education from Stanford University and an AB in Economics from Duke University.

Ms. Barr joined Lantheus more than five years ago to lead Lantheus’ Manufacturing and Supply Chain. Under her leadership, the Company completed the commissioning of GENESIS, a state-of-the-art manufacturing facility; integrated and improved the manufacturing process and facility in Somerset, NJ; built out the supply chain for the Company’s PSMA PET imaging agent; and navigated through on-site challenges associated with the global pandemic. In her new role, Ms. Barr will have responsibility for Manufacturing and Supply Chain, Employee Health and Safety, Engineering and Facilities, and Manufacturing Technology and Development. Ms. Barr came to Lantheus from T2 Biosystems where she was Vice President, Supply Chain, Materials and Logistics. Prior to her role at T2, she was with

Haemonetics for 22 years where she held roles of increasing responsibilities, including VP, Global Planning and Logistics. Ms. Barr earned an MBA from Babson F.W. Olin Graduate School of Business and holds a BS in Economics from Framingham State University.

About Lantheus

With more than 60 years of experience in delivering life-changing science, Lantheus is committed to improving patient outcomes through diagnostics, radiotherapeutics and artificial intelligence solutions that enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Lantheus is headquartered in Massachusetts and has offices in New Jersey, Canada and Sweden. For more information, visit www.lantheus.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “continue,” “execute,” “will” and other similar terms. Such forward-looking statements are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

Contacts:

Mark Kinarney

Senior Director, Investor Relations

978-671-8842

ir@lantheus.com

Melissa Downs

Senior Director, Corporate Communications

646-975-2533

media@lantheus.com